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                                                                    Exhibit 99.2

PROXY                        BRIGHT HORIZONS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 1998

   The undersigned hereby appoints Roger H. Brown and Elizabeth Boland, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the shares of voting stock of Bright Horizons, Inc. ("Bright Horizons") held by the undersigned on June 10, 1998, at the Special Meeting of Stockholders to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, on Friday, July 24, 1998 at 10:00 a.m. (EDT) and any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the Amended and Restated Agreement and Plan of Merger dated June 17, 1998 by and between Bright Horizons, CorporateFamily Solutions, Inc. ("CorporateFamily"), Bright Horizons Family Solutions, Inc. ("Bright Horizons Family Solutions"), CFAM Acquisition, Inc. and BRHZ Acquisition, Inc., and the transactions contemplated thereby (the "Merger Agreement"). Pursuant to the Merger Agreement, (i) Bright Horizons and CorporateFamily will form Bright Horizons Family Solutions, a Delaware corporation, (ii) BRHZ Acquisition, Inc., a Delaware corporation and newly formed wholly owned subsidiary of Bright Horizons Family Solutions, will merge with and into Bright Horizons (the "Bright Horizons Merger"), with Bright Horizons being the surviving corporation, and (iii) CFAM Acquisition, Inc., a Tennessee corporation and newly formed wholly owned subsidiary of Bright Horizons Family Solutions, will merge with and into CorporateFamily (the "CorporateFamily Merger"), with CorporateFamily being the surviving corporation (the "Bright Horizons Merger," together with the CorporateFamily Merger, the "Merger"). As a result of the Merger, Bright Horizons and CorporateFamily will become wholly owned subsidiaries of Bright Horizons Family Solutions. Upon the consummation of the Merger, each outstanding share of CorporateFamily common stock shall be converted into one share of Bright Horizons Family Solutions common stock, par value $0.01 per share, and each outstanding share of Bright Horizons common stock shall be converted into
   1.15022 shares of Bright Horizons Family Solutions common stock.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                                                Dated:                    , 1998
                                                      --------------------

                                                Signature
                                                         -----------------------

                                                Signature if Held Jointly
                                                                         -------

                                                Please sign exactly as name
                                                appears on your share
                                                certificates. Each joint owner
                                                must sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name as authorized. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PREPAID ENVELOPE